Exhibit 99.1

Getty Images Meets Conversion Condition of its 0.5% Convertible

Debentures Based on Appreciation of its Common Stock

No Economic or Cash Flow Impact

SEATTLE, Wash. —June 21, 2005 —Getty Images, Inc. (NYSE: GYI) announced today that its 0.5% Convertible Debentures due 2023 is capable of conversion by the holders on July 1, 2005 due to a conversion condition based upon the performance of its common stock having been met. The condition was met when the Company’s stock price exceeded $73.30 for 20 trading days within the last 30 trading days ending June 30, 2005.

As a result, the $265 million of debentures will be classified as short-term debt on the June 30, 2005 balance sheet. The ability for the holders to convert will expire on September 30, 2005 unless the condition is met again in the last 30 trading days ending September 30, 2005. If the condition is not met during that period the debt will be reclassified back to long-term debt.

Meeting this conversion condition also results in the expensing of the unamortized debt issuance costs. This non-cash charge of $5.0 million before tax is expected to equate to approximately $0.05 of earnings per diluted share in the quarter ending June 30, 2005. This non-cash charge was not included in the Company’s previous financial guidance provided as of April 20, 2005.

The debt was originally issued on June 9, 2003 and the issuance costs had previously been amortized to the first put date of June 9, 2008. The appreciation of the stock price has effectively changed the first put date to July 1, 2005 as described above. The Company believes the likelihood of a debenture holder presenting its debenture for conversion is remote.

The conversion trigger price of $73.30 represents over 90 percent appreciation from the Company’s common stock price on June 9, 2003.

For further detail regarding the conversion rights described above, please review our registration statement on Form S-4/A filed with the Securities and Exchange Commission on December 14, 2004.

Some of the statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s expectations, assumptions and projections about Getty Images and its industry as of the time the statements are made. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause our actual results to differ materially from our past performance and our current expectations, assumptions and projections. In addition, the foregoing financial information is un-audited and subject to quarter-end and year-end adjustment, and could differ materially from the financial information indicated. Differences may result from actions taken by the company as well as from risks and uncertainties beyond the company’s control. These risks and uncertainties include, among others, the risks associated with currency fluctuations, changes in the economic, political, competitive and technological environments, and the risks associated with system security, upgrades, updates and service interruptions. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review our quarterly report on Form 10-Q for the quarter ended March 31, 2005 and annual report on Form 10-K for the year ended December 31, 2004. Except as required by law, Getty Images undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or other events.

About Getty Images

Getty Images is the world’s leading imagery company, creating and distributing the largest and most relevant collection of still and moving images to communication professionals around the globe and supporting their work with asset management services. From news and sports photography to contemporary and archival imagery, Getty Images’ products are found each day in newspapers, magazines, advertising, films, television, books and Web sites. Gettyimages.com is the first place customers turn to search, purchase, download and manage powerful imagery. Seattle-headquartered Getty Images is a global company with customers in more than 100 countries. Visit the Getty Images site at http://gettyimages.com.

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Contact:

David Parker

Vice President, Investor Relations

206.925.6930

david.parker@gettyimages.com